June 30, 2022 Griffin Realty Trust, Inc. Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, CA 90245 Attention: Michael J. Escalante Re: Letter Agreement Regarding Administrative Services Agreement (“Letter Agreement”) Reference is made to that certain Administrative Services Agreement, dated December 14, 2018 and effective on January 1, 2019, between Griffin Capital Company, LLC and Griffin Capital, LLC (collectively, the “Griffin Entities” and each, a “Griffin Entity”), on the one hand, and Griffin Realty Trust, Inc. (f/k/a Griffin Capital Essential Asset REIT, Inc.), GRT OP, L.P. (f/k/a Griffin Capital Essential Asset Operating Partnership, L.P.), Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Real Estate Company, LLC (collectively, the “Company” and each, a “Company Party”), on the other hand, as supplemented by that certain letter agreement dated December 14, 2018, that certain letter agreement dated February 24, 2020, and that certain letter agreement dated March 30, 2022 (collectively, and as amended from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement. This Letter Agreement shall confirm the following agreements between the Griffin Entities and the Company: (i) Effective as of June 30, 2022, Schedule “A” to the Agreement is hereby deleted in its entirety and Schedule A attached to this Letter Agreement is hereby inserted in lieu thereof. (ii) Notwithstanding anything to the contrary in the Agreement, the Company may terminate any of the Services set forth on Schedule A attached to this Letter Agreement at any time by providing not less than thirty (30) days’ prior written notice to the Griffin Entities (unless sooner terminated as set forth in Schedule A). This Letter Agreement supersedes any and all prior and contemporaneous agreements and understandings between the Griffin Entities and the Company with respect to the matters specifically set forth herein. Except as expressly set forth in this Letter Agreement, all other terms and conditions of the Agreement shall remain unchanged and in full effect. In the event of a conflict between the terms of this Letter Agreement and the Agreement, this Letter Agreement shall govern.

After giving effect to this Letter Agreement, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as modified by this Letter Agreement. This Letter Agreement may be executed in multiple counterparts, including facsimile and .pdf counterparts, each of which shall, for all purposes, be deemed an original, but which together shall constitute one and same instrument. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California. The provisions of Sections 11.12-11.16 of the Agreement are incorporated hereby by reference and shall apply to the terms and provisions of this Letter Agreement and the parties hereto mutatis mutandis. [SIGNATURES FOLLOW]